Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-74276, 333-85522, 333-135652, 333-141238, 333-143425 and 333- 242477 on Form S-3 and Registration Statement Nos. 333-21113, 333-40396, 333-67010, 333-68757, 333-109959, 333-131382, 333-153828, 333-159708, 333-160361, 333-167379, 333-169593, 333-182015, 333-184029, 333-191326, 333-204440, 333-207064, 333-220556, 333-228221, 333-231791, 333-234634, 333-249941, 333-255690, 333-256652, 333-260249, 333-268281 and 333- 272129 on Form S-8 of Viasat, Inc. of our report dated June 5, 2023, relating to the financial statements of Connect Topco Limited appearing in this Current Report on Form 8-K/A dated May 26, 2023.

/s/ Deloitte LLP

Glasgow, United Kingdom

June 5, 2023